SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2013

AIRWARE LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	98-0665018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

c/o Jeffrey Rassas

8399 E. Indian School Rd., Suite 202

Scottsdale, AZ 85251

Tel. 480-463-4246

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

c/o Delaware Intercorp, Inc.

113 Barksdale Professional Center

Newark, DE 19711

Tel. 302-266-9367

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AIRWARE LABS CORP.

Form 8-K

Current Report

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment

On September 25, 2013, Dr. Lorrie Henderson (“Dr. Henderson”) was appointed to serve as the Chief Operating Officer of Airware Labs Corp. (the “Company”) and has accepted such appointment. The biography for Dr. Henderson is set forth below.

Dr. Lorrie Henderson– Dr. Lorrie Henderson, PhD, MBA, age 51, has been appointed Chief Operating Officer of AirWare Labs. In this role, Dr. Henderson will work with AirWare Labs to further the strategy, and to increase brand awareness, profitability, and shareholder value globally. Dr. Henderson has over 25 years of leadership experience in the field of Healthcare/Behavioral Health. He has held the top leadership positions of President/Chief Executive Officer, Chief Operating Officer, Executive Vice-President, and Executive Director. Dr. Henderson has served on multiple national boards and has conducted research, as well as published and presented numerous scientific peer-reviewed journal articles on a variety of topics. Dr. Henderson earned his bachelor’s degree from Florida Atlantic University, his master’s degree from Florida International University, a Ph.D. from Barry University in Florida, and an MBA, summa cum laude, from Jones International University.

 Family Relationships

Mr. Henderson is not related to any officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRWARE LABS CORP.
Date: September 25, 2013	By:	/s/ Jeffrey Rassas
Jeffrey Rassas
Chief Executive Officer